Exhibit 107
Calculation of Filing Fee Tables

Form S-3
(Form Type)

Novan, Inc.
(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial effective date	Filing Fee Previously Paid In Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to Be Paid	Equity	Common Stock	-	(1)(2)	(3)	(3)
	Equity	Preferred Stock	-	(2)	(3)	(3)
	Other	Debt Securities	-	(2)	(3)	(3)
	Other	Warrants	-	(2)	(3)	(3)
	Other	Units	-	(2)	(3)	(3)
	Unallocated Universal Shelf		457(o)			$150,000,000	$0.0000927	$13,905

Fees Previously Paid

Carry Forward Securities
Carry Forward Securities	Equity (5)	Common Stock Underlying Warrants (exercisable at $3.00)	415(a)(6)	252,417	$3.00	$757,250	$0.0000927	$70	S-3	No. 333-236583	April 10, 2020	$70
	Equity (5)	Common Stock Underlying Warrants (exercisable at $3.75)	415(a)(6)	11,304	$3.75	$42,391	$0.0000927	$4	S-3	No. 333-236583	April 10, 2020	$4

Equity (5)	Common Stock Underlying Warrants (exercisable at $5.375)	415(a)(6)	10,605	$5.375	$57,000	$0.0000927	$5	S-3	No. 333-236583	April 10, 2020	$5
Equity (5)	Common Stock	415(a)(6)	(4)	(4)	$12,005,330	$0.0000927	$1,113	S-3	No. 333-236583	April 10, 2020	$1,113

Total Offering Amounts					$162,861,971		$13,905
Total Fees Previously Paid							$0
Total Fee Offsets							$0
Net Fee Due							$13,905

Table 2: Fee Offset Claims and Sources

	Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rules 457(b) and 0-11(a)(2)
Fee Offset Claims
Fee Offset Sources
Rule 457(p)
Fee Offset Claims
Fee Offset Sources

(1)
Pursuant to Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), the shares being registered hereunder include such indeterminate number of shares of Common Stock as may be issuable with respect to the shares being registered hereunder as a result of stock splits, stock dividends or similar transactions.

(2)
There are being registered hereunder such indeterminate number or amount, as the case may be, of the securities of each identified class as may from time to time be offered and sold at indeterminate prices, which together shall have a maximum aggregate offering price not to exceed $150,000,000 or the equivalent thereof in foreign currencies, foreign currency units or composite currencies. Any securities registered hereunder may be sold separately or as units in combination with the other securities registered hereunder.

(3)
The proposed maximum aggregate offering price per class of security will be determined from time to time by the Registrant in connection with the issuance by the Registrant of the securities registered hereunder and is not specified as to each class of security pursuant to Instruction 2.A.iii.b of the Instructions to the Calculation of Filing Fee Tables and Related Disclosure of Form S-3.

(4)
The shares being registered hereunder include such indeterminate number of shares of common stock which shall have an aggregate initial offering price not to exceed $12,005,300 pursuant to the terms of that certain Common Stock Purchase Agreement dated July 21, 2020 by and between the registrant and Aspire Capital Fund, LLC. In addition, pursuant to Rule 416 under the Securities Act, the shares being registered hereunder include such indeterminate number of shares of common stock as may be issuable with respect to the shares being registered hereunder as a result of stock splits, stock dividends or similar transactions.

(5)	On February 24, 2020, the registrant filed a registration statement on Form S-3 (File No. 333-236583), which was declared effective on April 10, 2020 (the “Prior Registration Statement”), registering the issuance of an indeterminate number of common stock of the registrant in a primary offering with an aggregate offering price not to exceed $150,000,000 and registering shares of common stock issuable upon exercise of certain outstanding warrants, of which at least $12,861,971 of such shares remain unsold (the “Unsold Securities”). Pursuant to Rule 415(a)(6) under the Securities Act, the securities registered pursuant to this registration statement include the Unsold Securities, and the registrant is applying the $1,192 previously paid filing fee associated with such Unsold Securities to this registration statement. Accordingly, the filing fee transmitted herewith with respect to the primary offering is $13,905. To the extent that, after the filing date hereof and prior to the effectiveness of this registration statement, the registrant sells or issues any Unsold Securities pursuant to the Prior Registration Statement, the registrant will identify in a pre-effective amendment to this registration statement the updated amount of Unsold Securities to be included in this registration statement pursuant to Rule 415(a)(6). Pursuant to Rule 415(a)(6) under the Securities Act, the offering of Unsold Securities under the Prior Registration Statement will be deemed terminated as of the date of effectiveness of this registration statement.